Linda S. Lennox                              Christopher Reardon
Director, Investor Relations                 Manager, Corporate Communications
(908) 719-4222                               (908) 719-4224
llennox@nui.com                              creardon@nui.com


For Immediate Release


         NUI CORP. ANNOUNCES AGREEMENT TO SELL COMPANY TO AGL RESOURCES
          NUI also receives additional $95 million financing commitment

Bedminster, NJ - July 15, 2004 - NUI Corporation (NYSE:NUI) today announced that it has signed a definitive merger agreement with AGL Resources Inc. (NYSE:ATG) for AGL Resources to acquire all of the outstanding shares of common stock of NUI for $13.70 per share in cash, representing a total equity value of approximately $220 million.

The Boards of Directors of both companies have unanimously approved the merger agreement. The transaction is subject to approval of NUI shareholders, regulatory agencies in the states of New Jersey, Florida, Maryland and Virginia and the Securities and Exchange Commission, clearance under the federal Hart-Scott-Rodino Act and other customary conditions. The merger is not conditioned upon AGL Resources' receipt of financing.

"Today's announcement represents the successful realization of the NUI Board of Directors' plan to sell the company," stated Craig Matthews, NUI's President and Chief Executive Officer. "This agreement marks a giant step forward for NUI. As an investment-grade company, AGL Resources brings financial strength to improve our balance sheet and debt structure. Like NUI, AGL Resources has been operating gas distribution systems for nearly 150 years, and it maintains a strong commitment to its employees and customers and has an outstanding record of involvement in the communities it serves."

Customers of NUI's gas utility operations in New Jersey, Florida, Maryland and Virginia should see no impact on their service as a result of today's agreement, according to NUI Utilities' President Victor Fortkiewicz. "In fact, with continued investments in infrastructure and state-of-the-art technology, we expect the quality of our customer service to be further enhanced over time," Fortkiewicz said.

In addition, NUI has received a commitment from an affiliate of Credit Suisse First Boston for an additional $95 million in credit facilities. This commitment is comprised of a $75 million senior secured credit facility to be made available to NUI Utilities and secured by NUI Utilities' receivables and a $20 million senior unsecured credit facility to be made available to NUI. The NUI Utilities facility matures on May 15, 2005, and the NUI facility matures on November 21, 2005. The new facilities are intended to provide NUI and NUI Utilities with additional liquidity through the close of the sale of the company and can be utilized to purchase gas for the upcoming winter heating season and for general corporate purposes. Credit Suisse First Boston's commitment is subject to various conditions, including the extension of the existing credit facilities of NUI and NUI Utilities to November 21, 2005, and the amendment of the terms of such facilities to allow the new financing. Approval from the New Jersey Board of Public Utilities and from the lenders under NUI's existing credit facilities will be required to consummate the proposed financing. If the proposed new financing and the related financing matters described above are not completed by September 30, 2004, AGL Resources has the right to terminate the merger agreement.

Credit Suisse First Boston LLC and Berenson & Company acted as financial advisors to NUI. White & Case LLP acted as legal advisor to NUI.

Conference Call Information

NUI will hold a live teleconference on Thursday, July 15, 2004, at 11:00 a.m. EDT. The dial-in number for domestic callers is 1-800-314-7867 and 1-719-867-0640 for international callers. Participants should dial in five minutes prior to the scheduled start time. A taped replay of the call will be available on Friday, July 16, 2004, at 8:00 a.m. EDT and ending on Friday, July 23, 2004, at 11:59 p.m. EDT. The dial-in number for the replay is 1-888-203-1112 for domestic callers and 1-719-457-0820 for international callers. The pass code for the replay is 239758.

A live webcast of the call will be available on NUI's website at www.nui.com. Choose "Investor Relations" and then select the webcast icon on the Corporate Overview page. A replay will be available on NUI's corporate website starting Friday, July 16, 2004, at 8:00 a.m. EDT and ending on Friday, July 23, 2004, at 11:59 p.m. EDT.

About NUI

NUI Corporation, based in Bedminster, NJ, is an energy company that operates natural gas utilities and businesses involved in natural gas storage and pipeline activities. NUI Utilities' divisions include Elizabethtown Gas in New Jersey, City Gas Company of Florida and Elkton Gas in Maryland. For more information, visit www.nui.com.

About AGL Resources

AGL Resources Inc. is an Atlanta-based energy services holding company. Its utility subsidiaries - Atlanta Gas Light, Virginia Natural Gas and Chattanooga Gas - serve more than 1.8 million customers in three states. Houston-based subsidiary Sequent Energy Management provides natural gas asset management services, including wholesale trading, marketing, gathering and transportation services as well as third-party asset management. As a member of the SouthStar partnership, AGL Resources markets natural gas to consumers in Georgia under the Georgia Natural Gas brand. For more information, visit www.aglresources.com.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed merger. In connection with the proposed transaction, NUI will file with the Securities and Exchange Commission (SEC) a preliminary proxy statement regarding the proposed merger transaction on Schedule 14A. The information contained in such preliminary filing will not be complete and may be changed. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement will be sent to the stockholders of NUI seeking their approval of the proposed transaction. In addition, you may obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. Also, you may obtain documents filed with the SEC by NUI free of charge by requesting them in writing from NUI Corporation, P.O. Box 760, Bedminster, NJ 07921, Attention:
Investor Relations, or by telephone at (908) 719-4223.


Participants in Solicitation

NUI and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of NUI in connection with the merger. Information about NUI's directors and executive officers and their ownership of NUI's common stock is included in NUI's Form 10-K, filed with the SEC on May 13, 2004. Additional information about the interests of NUI's participants in the solicitation of proxies in respect of the proposed transaction will be included in the proxy statement when it becomes available.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to the potential sale of NUI Corporation and the anticipated additional financing. These statements are based on management's current expectations and information currently available and are believed to be reasonable and are made in good faith. However, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the statements. Factors that may make the actual results differ from anticipated results include, but are not limited to, those factors set forth in NUI Corporation's Form 10-K, Form 10-Q and its other filings with the Securities and Exchange Commission; NUI's ability to consummate the sale; the ability to obtain the regulatory and other approvals required for the transaction on the terms expected or on the anticipated schedule; the ability of NUI and NUI Utilities to satisfy the conditions precedent to obtaining the $95 million of financing committed to by an affiliate of Credit Suisse First Boston; the ability of NUI and NUI Utilities to amend and extend their respective credit facilities; and other uncertainties, all of which are difficult to predict and some of which are beyond NUI Corporation's control. For these reasons, you should not rely on these forward-looking statements when making investment decisions. The words "expect," "believe," "project," "anticipate," "intend," "should," "could," "will," and variations of such words and similar expressions, are intended to identify forward-looking statements. NUI Corporation does not undertake any obligation to update publicly any forward-looking statement, either as a result of new information, future events or otherwise.

                                       ###